Contribution and Exchange Agreement

relating to shares in Stater Blockchain Limited and Long Blockchain Corp.

between

Stater Blockchain Limited

and

Long Blockchain Corp.

CONTRIBUTION AND EXCHANGE AGREEMENT | STATER BLOCKCHAIN | LONG BLOCKCHAIN

Contribution and Exchange Agreement

Dated the day of 2018

Parties

Stater Blockchain Limited, a limited liability company incorporated and registered in New Zealand with company number 5810527 (SBL).

Long Blockchain Corp., a corporation incorporated and registered in the State of Delaware, United States of America and listed on the NASDAQ, and having its registered address at 12-1 Dubon Court, Farmingdale, New York, 11735, United States of America (LBC).

Introduction

This agreement sets out the terms on which each Party will issue to the other Party Contribution and Exchange Shares.

Agreed Terms

1. Definitions and Interpretation

1.1	Definitions

The following definitions apply in this agreement:

Business Day means any day (other than a Saturday, Sunday or public holiday, as that term is defined in section 5(1) of the Holidays Act 2003) on which registered banks are open for general banking business in Auckland, New Zealand.

CCLA means the Contract and Commercial Law Act 2017 (NZ).

Companies Act means the Companies Act 1993 (NZ).

Completion means the completion of the Transaction pursuant to clause 3, or the time at which such performance is completed.

Completion Date means:

(a)	the date of this agreement; or

(b)	such other date as the Parties may mutually agree in writing.

Confidential Information means any confidential financial, business or commercial information (in any form) relating to a Party and/or its business which the other Party may receive or obtain as a result of or in connection with this agreement and/or the Transaction, other than the existence and terms of this agreement and the completion of the transactions contemplated hereby.

Contribution and Exchange Shares means:

(a)	in the case of the SBL Shares to be issued by SBL to LBC pursuant to clause 3.2(a), such number of SBL Shares that, immediately following their issue by SBL on Completion, shall constitute 9.9% of the total SBL Shares then issued and outstanding; and

(b)	in the case of the LBC Shares to be issued by LBC to SBL pursuant clause 3.3(a), such number of LBC Shares that, immediately following their issue by LBC on Completion, shall constitute 9.9% of the total LBC Shares then issued and outstanding, and Contribution and Exchange Share means any one of those shares.

CONTRIBUTION AND EXCHANGE AGREEMENT | STATER BLOCKCHAIN | LONG BLOCKCHAIN

Deed of Accession means a deed of accession to the SBL Shareholders’ Agreement in substantially the form set out in schedule 2 of the SBL Shareholders’ Agreement.

Disclosed means fully, fairly and accurately disclosed in writing prior to the date of this agreement by one Party to the other Party with sufficient details to:

(a)	identify the nature and scope of the matter disclosed; and

(b)	make a reasonable and informed assessment in respect of such matter and its implications.

Encumbrance means:

(a)	any charge (whether fixed or floating), general security interest, security over all personal and after acquired personal property, purchase money security interest, mortgage, debenture, pledge, lien, hypothecation, title retention, deferred purchase option, restriction on transfer, right of pre-emption or right of first refusal; and

(b)	any other security interest or third party right (whether legal or equitable).

Exchange Act means the Securities Exchange Act of 1934 (US), as amended.

Indemnifying Party has the meaning given in clause 5.6.

Indemnifying Party has the meaning given in clause 5.6.

GAAP means generally accepted accounting practice.

LBC Accounts means the financial statements (whether audited or unaudited) and management accounts relating to LBC included in reports filed by LBC with the SEC prior to the Completion Date.

LBC Accounts Payable means LBC’s accounts payable obligations (including accruals) to third parties in connection with the LBC Business incurred prior to Completion, whether invoiced or not.

LBC Assets means all of LBC’s assets, property, investment securities and rights of every kind, nature, character and description, whether real, personal or mixed, whether tangible or intangible, and wherever situated, that are owned and/or used, or held for use, in connection with the LBC Business.

LBC Board means the board of directors of LBC, as constituted from time to time.

LBC Business means the business owned and operated by LBC as at Completion.

LBC Business Agreements means all agreements, contracts, arrangements, understandings and/or deeds:

(a)	entered into by LBC at the Completion Date; and
(b)	relating to the ongoing operation of the LBC Business.

LBC Business Records means all records, files, books and written information relating to LBC and the LBC Business in the possession or under the control of LBC (in whatever form).

LBC Director means any director for the time being of LBC.

LBC Disclosure Documents means a copy of:

(a)	LBC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and LBC’s Quarterly Reports and Current Reports filed since such date; and

(b)	the other filings made by LBC pursuant to Section 13(a) of the Exchange Act, as of the date hereof.

LBC Employees means the employees of LBC as at the Completion Date.

CONTRIBUTION AND EXCHANGE AGREEMENT | STATER BLOCKCHAIN | LONG BLOCKCHAIN

LBC Employment Claim means any claim, cause of action or liability against LBC:

(a)	for payment of any unpaid salary, severance, redundancy or other amounts to an LBC Employee; or

(b)	for unjustified dismissal, disadvantage, redundancy or any other claim, cause of action or liability concerning any LBC Employee’s or former LBC Employee’s employment with LBC.

LBC Intellectual Property means all intellectual property, proprietary and industrial rights in connection with the LBC Business (whether existing in statute, at common law or in equity), including:

(a)	all copyright, rights in databases, know-how, trade secrets, methods (including business methods), technical and non-technical information, source code and object code, processes, characteristics, trade marks and logos, any other business names, domain names, inventions, patents, design rights, discoveries and formulae;

(b)	in the LBC IT System (other than hardware);

(c)	all improvements, enhancements, modifications or adaptations to any of the foregoing rights;

(d)	all allied, similar and associated rights, whether registered or unregistered, registrable or unregistrable; and

(e)	all applications to register, and all renewals of, any of the foregoing rights.

LBC IT System means all hardware, software and information technology systems used or held for use by LBC in connection with the LBC Business, including all computer hardware and software, network and telecommunications equipment and user manuals.

LBC Shares means shares of common stock in LBC.

LBC Warranties means the warranties set out in schedule 2.

Loss means any loss, liability, damage, compensation, cost, interest, fees, penalty, fine and expense.

Material Adverse Effect means, with respect to either SBL or LBC, any event, occurrence, fact, condition or change that is materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the SBL or LBC, as applicable, and its subsidiaries, taken as a whole, or (b) the ability of SBL or LBC, as applicable, to consummate the transactions contemplated hereby; provided, however, that Material Adverse Effect shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the SBL or LBC, as applicable, or its subsidiaries operate; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this agreement; (vi) any changes in applicable laws or accounting rules, including GAAP; or (vii) the public announcement, pendency or completion of the transactions contemplated by this agreement; provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) through (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the SBL or LBC, as applicable, and its subsidiaries, taken as a whole, compared to other participants in the industries in which the SBL or LBC, as applicable, and its subsidiaries operate.

NASDAQ means the stock exchange known as the “NASDAQ” that is operated by The NASDAQ Stock Market LLC, a limited liability company organized under the laws of the State of Delaware, United States of America.

NASDAQ Listing Rules means the NASDAQ Rule Series 5000 in force from time to time.

Parties means the parties to this agreement and Party means either one of them.

Regulation S means Regulation S under the Securities Act.

CONTRIBUTION AND EXCHANGE AGREEMENT | STATER BLOCKCHAIN | LONG BLOCKCHAIN

Related Company has the meaning given to that term in section 2(3) of the Companies Act, but with that meaning extended by reading section 2(3) of that Act as if “company” included any body corporate (wherever incorporated or formed).

Related Parties means, in relation to a Party:

(a)	any director, officer, employee or agent of, or professional adviser to, that Party; and

(b)	any Related Company of that Party.

Returns means all returns, estimates, information statements and reports relating to Taxes.

SBL Accounts means the financial statements (whether audited or unaudited) and management accounts relating to SBL provided by SBL in writing to LBC prior to the Completion Date.

SBL Accounts Payable means SBL’s accounts payable obligations (including accruals) to third parties in connection with the SBL Business incurred prior to Completion, whether invoiced or not.

SBL Assets means all of SBL’s assets, property, investment securities and rights of every kind, nature, character and description, whether real, personal or mixed, whether tangible or intangible, and wherever situated, that are owned and/or used, or held for use, in connection with the SBL Business.

SBL Board means the board of directors of SBL, as constituted from time to time.

SBL Business means the business owned and operated by SBL as at Completion.

SBL Business Agreements means all agreements, contracts, arrangements, understandings and/or deeds:

(a)	entered into by SBL at the Completion Date; and

(b)	relating to the ongoing operation of the SBL Business.

SBL Business Records means all records, files, books and written information relating to SBL and the SBL Business in the possession or under the control of SBL (in whatever form).

SBL Director means any director for the time being of SBL.

SBL Employees means the employees of SBL as at the Completion Date.

SBL Employment Claim means any claim, cause of action or liability against SBL:

(a)	for payment of any unpaid salary, severance, redundancy or other amounts to an SBL Employee; or

(b)	for unjustified dismissal, disadvantage, redundancy or any other claim, cause of action or liability concerning any SBL Employee’s or former SBL Employee’s employment with the SBL.

SBL Intellectual Property means all intellectual property, proprietary and industrial rights in connection with the SBL Business (whether existing in statute, at common law or in equity), including:

(a)	all copyright, rights in databases, know-how, trade secrets, methods (including business methods), technical and non-technical information, source code and object code, processes, characteristics, trade marks and logos, any other business names, domain names, inventions, patents, design rights, discoveries and formulae;

(b)	the SBL IT System (other than hardware);

(c)	all improvements, enhancements, modifications or adaptations to any of the foregoing rights;

(d)	all allied, similar and associated rights, whether registered or unregistered, registrable or unregistrable; and

CONTRIBUTION AND EXCHANGE AGREEMENT | STATER BLOCKCHAIN | LONG BLOCKCHAIN

(e)	all applications to register, and all renewals of, any of the foregoing rights.

SBL IT System means all hardware, software and information technology systems used or held for use by SBL in connection with the SBL Business, including all computer hardware and software, network and telecommunications equipment and user manuals.

SBL Shareholders’ Agreement means a shareholders’ agreement relating to SBL in a form agreed in writing by the Parties.

SBL Shares means fully paid ordinary voting shares in SBL.

SBL Warranties means the warranties set out in schedule 1.

SEC means the U.S. Securities and Exchange Commission.

Securities Act means the Securities Act of 1933 (US), as amended.

SGML means Stater Global Markets Limited, a limited liability company incorporated and registered in England and Wales with company number 8443644.

Share Register means the share register of SBL, as kept and maintained in accordance with section 87 of the Companies Act.

Surviving Warranties means the SBL Warrants in clauses 1, 2 and 3 of Schedule 1 and the LBC Warranties in clauses 1, 2 and 3 of Schedule 2.

Taxes means any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

Transaction means the contribution and exchange of shares between the Parties contemplated by this agreement and any agreement or documents entered into, or to be entered into, pursuant to this agreement.

Voting Agreement means a voting agreement substantially in the form attached as Exhibit 99.1 to Amendment No. 1 to the Schedule 13D filed on February 22, 2018 by Cullen Inc. Holdings Limited. and certain other parties with respect to beneficial ownership of LBC Shares.

Warranties means the SBL Warranties and the LBC Warranties.

Warranty Claim means a claim by a Party against the other Party for breach of a Warranty given by that other Party under this agreement.

1.2	Interpretation

The following rules of interpretation apply in this agreement:

(a)	References to the Parties include their respective executors, administrators, successors and permitted assigns.

(b)	References to persons include natural persons, companies and any other body corporates (wherever incorporated) and unincorporated bodies (wherever formed).

(c)	Headings and subheadings have been inserted for convenience only and will not affect the interpretation of this agreement.

(d)	References to this agreement means this agreement as amended and/or replaced from time to time.

(e)	References to clauses are to those in this agreement.

CONTRIBUTION AND EXCHANGE AGREEMENT | STATER BLOCKCHAIN | LONG BLOCKCHAIN

(f)	References to the words including, include or similar words are not to be construed as implying any limitation and are deemed to have the words without limitation following them.

(g)	References to time and dates are to New Zealand time and dates.

(h)	All periods of time include the day on which the period commences and also the day on which the period ends.

(i)	References to a statute with (NZ) following it means a New Zealand statute, references to a statute with (US) following it means a statute of the United States of America, and references to a statute with (UK) following it means a statute of England and Wales.

(j)	References to a statute or statutory provision includes all statutes or statutory provisions amending, consolidating or replacing that statute or statutory provision referred to, and any regulations, codes, orders in council and other instruments issued or made under that statute or statutory provision.

(k)	A gender includes each other gender and the singular includes the plural and vice versa.

(l)	References to written or in writing shall include all modes of presenting or reproducing words, figures and symbols in a visible form (including via email).

(m)	The introduction and schedules to this agreement form part of this agreement and have the same force and effect as if expressly set out in the body of this agreement, and any references to this agreement will include the introduction and schedules.

(n)	No rule of construction (including the contra proferentem rule) applies to the disadvantage of a Party because that Party (or its relevant professional advisor) was responsible for the preparation of this agreement or any part of it.

2.	Contribution and Exchange

2.1	Contribution and Exchange Shares

On the Completion Date and on the terms set out in this agreement, each Party will issue to the other Party, and that other Party agrees to subscribe for, the relevant Contribution and Exchange Shares.

2.2	Consideration

The Parties acknowledge and agree that the consideration for the Transaction is the issuance of the relevant Contribution and Exchange Shares by each Party to the other.

2.3	Terms of issue

Each Contribution and Exchange Share shall, on Completion:

(a)	fully paid and unencumbered: be issued as fully paid and free of any Encumbrances; and

(b)	rights, benefits and entitlements: rank pari passu with all other shares of the same class as the Contribution and Exchange Shares issued by the relevant Party.

3.	Completion

3.1	Time and date

Completion shall take place before 5.00pm on the Completion Date.

3.2	SBL’s obligations

On the Completion Date, SBL will:

CONTRIBUTION AND EXCHANGE AGREEMENT | STATER BLOCKCHAIN | LONG BLOCKCHAIN

(a)	Issuance of Contribution and Exchange Shares: issue to LBC its Contribution and Exchange Shares;

(b)	Board resolution: deliver to LBC a unanimous written resolution of the SBL Board approving:

(i)	the issue to LBC of its Contribution and Exchange Shares; and

(ii)	the appointment of Shamyl Malik as an SBL Director;

(c)	Share Register: deliver to LBC a copy of the Share Register showing LBC as the holder of its Contribution and Exchange Shares, duly certified by an SBL Director as being a true and accurate copy of the Share Register;

(d)	SBL Shareholders’ Agreement: deliver to LBC the SBL Shareholders’ Agreement, duly signed by SBL and Timothy Douglas Connell; and

(e)	Voting Agreement: deliver to LBC a copy of the Voting Agreement duly executed by SBL.

3.3	LBC’s obligations

On the Completion Date, LBC will:

(a)	Issuance of Contribution and Exchange Shares: issue to SBL its Contribution and Exchange Shares;

(b)	Board resolution: deliver to SBL a unanimous written resolution of the LBC Board approving:

(i)	the issue to SBL of its Contribution and Exchange Shares; and

(ii)	the appointment of Ramy Soliman as an LBC Director;

(c)	Instructions: deliver to SBL a copy of the duly executed irrevocable instructions directing LBC’s transfer agent to issue a stock certificate evidencing that SBL is the holder of its Contribution and Exchange Shares; and

(d)	SBL Shareholders’ Agreement: deliver to SBL the SBL Shareholders’ Agreement, duly signed by LBC.

3.4	Electronic exchange of documents

The Parties agree that any document that is required to be delivered by one Party to the other under this clause 3 may be sent by that Party (or its solicitor or attorney) as a PDF to the other Party (or its solicitor or attorney) by email.

3.5	Default

If a Party does not fulfil its obligations under this clause 3, then the other Party may:

(a)	cancellation and seek damages: cancel this agreement with immediate effect by giving written notice of cancelation to the other Party and (at its sole discretion) sue for damages; or

(b)	specific performance: sue for specific performance.

3.6	Filings

On or after the Completion Date:

(a)	SBL’s filing obligations: SBL must ensure that a notice of issue of the Contribution and Exchange Shares to LBC is filed with the Registrar of Companies in accordance with section 43(1) of the Companies Act, and that a Schedule 13D or Schedule 13G, as applicable, is filed with the SEC with respect to SBL’s beneficial ownership of its Contribution and Exchange Shares; and

(b)	LBC’s filing obligations: LBC must ensure that all of the filings required by law are made to the NASDAQ and SEC in relation to the issue of the Contribution and Exchange Shares to SBL.

CONTRIBUTION AND EXCHANGE AGREEMENT | STATER BLOCKCHAIN | LONG BLOCKCHAIN

4.	Post-Completion

4.1	Deeds of Accession to the SBL Shareholders’ Agreement

As soon as reasonably practicable following Completion but not later than 15 Business Days after the Completion Date, SBL shall deliver to LBC Deeds of Accession for each of Stastny Holding GmbH and LQH S.A., Lussemburgo, Succursale di Cadempino, duly signed by those parties, so that they will each become a party to and legally bound by the SBL Shareholders’ Agreement.

5.	Warranties

5.1	SBL Warranties

Subject to the limitations set out in clause 6, SBL warrants to LBC that each SBL Warranty is true, accurate and not misleading as at the Completion Date. The SBL Warranties are given for the sole benefit of LBC and may not be relied on by any other person.

5.2	LBC Warranties

Subject to the limitations set out in clause 6, LBC warrants to SBL that each LBC Warranty is true, accurate and not misleading as at the Completion Date. LBC Warranties are given for the sole benefit of LBC and may not be relied on by any other person.

5.3	Deemed knowledge

(a)	Knowledge qualified Warranties: The Warranties that are qualified by the expression so far as SBL is aware or so far as LBC is aware (or any similar expression, in either case) shall be deemed to be a reference to the actual knowledge of the directors of SBL (in the case of the SBL Warranties) and the directors of LBC (in the case of LBC Warranties).

(b)	No personal liability: The Parties acknowledge and agree that no director of either SBL or LBC will have any personal liability in relation to the Warranties under this agreement.

(c)	Contractual privity: The Parties acknowledge and agree that, for the purposes of Part 2, Subpart 1 of the CCLA, this clause 5.3 is made and fully intended to confer a benefit on, and be legally enforceable by, the directors of SBL and LBC not withstanding that they are not parties to this agreement.

5.4	Warranties separate

Each of the Warranties are separate and, unless otherwise specifically provided, are not limited by reference to any other warranty or any other provision in this agreement.

5.5	Notice of Warranty Claims

If the Party considers that any Warranty has been breached or become inaccurate, untrue or misleading, all Warranty Claims by a Party must be notified in writing to the other Party and specify in reasonable detail, promptly after the Party becomes aware of the breach or the Warranty becoming inaccurate, untrue or misleading:

(a)	details of the breach: the matter which gives rise to the breach or the Warranty becoming untrue, inaccurate or misleading; and

(b)	Loss estimate: an estimate of the Loss that will be suffered by the Party and an explanation of how that estimate has been calculated.

CONTRIBUTION AND EXCHANGE AGREEMENT | STATER BLOCKCHAIN | LONG BLOCKCHAIN

5.6	Indemnification

Subject to the provisions of this clause 5.6, each of SBL and LBC (Indemnifying Party) will indemnify and hold the other Party and its directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (Indemnified Party) harmless from any and all Losses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation, that may be imposed on, incurred by, or asserted against such Indemnified Party, in any manner relating to or arising out of any breach of any of Indemnifying Party’s Warranties. If any action shall be brought against any Indemnified Party in respect of which indemnity may be sought pursuant to this agreement, such Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnified Party. The Indemnifying Party shall have the right to assume the defense of any such claim with counsel of its own choosing reasonably acceptable to the Indemnified Party. Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that (i) the employment thereof has been specifically authorized by Indemnifying Party in writing, (ii) the Indemnifying Party has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Indemnifying Party and the position of such Indemnified Party, in which case the Indemnifying Party shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Indemnifying Party will not be liable to any Indemnified Party under this agreement (i) for any settlement by a Indemnified Party effected without the Indemnifying Party’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; or (ii) to the extent, but only to the extent that a Loss is attributable to any Indemnified Party’s breach of any of its Warranties. The indemnification required by this clause 5.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity contained herein shall be in addition to any cause of action or similar right of any Indemnified Party against the Indemnifying Party or others and any liabilities the Indemnifying Party may be subject to pursuant to law.

6.	Limitations

6.1	Limitations on Warranty Claims

The provisions of this clause 6 limit the liability of each Party in relation to each and any Warranty Claim, other than an indemnification claim pursuant to clause 4.6.

6.2	Time limit on Claims

Except as to the Surviving Warranties, a Party shall not be permitted to make a Warranty Claim unless it notifies the other Party in writing of the Warranty Claim before the second anniversary of the Completion Date.

6.3	Monetary thresholds

Except as to the Surviving Warranties, no Warranty Claim may be made by a Party unless the other Party’s liability in respect of that Warranty Claim, when that Party’s liability is aggregated with all other Warranty Claims, exceeds $250,000 (excluding all costs incurred by the claimant Party with respect to the Warranty Claim), in which case that Party shall be liable for the whole amount claimed and not just the amount by which the threshold in clause 6.3 is exceeded.

CONTRIBUTION AND EXCHANGE AGREEMENT | STATER BLOCKCHAIN | LONG BLOCKCHAIN

6.4	Maximum aggregate liability

Subject to clause 6.3, except as to the Surviving Warranties, the total aggregate liability of a Party to the other Party in respect of all Warranty Claims shall be limited to an amount equal to the value of the Contribution and Exchange Shares issued to the claimant Party as at the Completion Date.

6.5	Matters Disclosed

Neither Party shall be liable to the other Party for any Warranty Claim if the matter, information or circumstance giving rise to, or that is the subject of, the Warranty Claim has been Disclosed.

6.6	General limitations

Neither Party shall be permitted to make a Warranty Claim against the other Party if:

(a)	required or approved conduct: the right to make such Warranty Claim arises as a result of anything done, or omitted to be done, by the other Party:

(i)	under or in accordance with any provision of this agreement; or

(ii)	on or after the Completion Date at the request of, or with the prior approval or acquiescence of, the claimant Party;

(b)	remedied with no loss: it has been remedied, made good or rectified without any cost, liability or Loss to the claimant Party;

(c)	change in law: it occurs or arises or, if such Warranty Claim has already arisen, is increased as a result of the passing or change after the Completion Date of any applicable laws or regulations;

(d)	loss or damage too remote: the Warranty Claim is for special, indirect or other consequential loss or damage or is otherwise too remote;

(e)	forecasts or projections: the Warranty Claim is in respect of:

(i)	any forecast, estimate, projection or other statement which relates to the future; or

(ii)	any information about the market share of the relevant Party in any market in any location; or

(f)	insurance policy: the claimant Party is actually and fully compensated for the matter, information or circumstance giving rise to, or that is the subject of, the Warranty Claim under an insurance policy.

7.	Confidentiality

7.1	Confidentiality obligations

Except as permitted in this clause 7, no Party will disclose or communicate to any third party any Confidential Information.

7.2	Disclosure to Related Parties

Each Party may disclose Confidential Information to its Related Parties, but only:

(a)	need-to-know basis: on a need-to-know basis; and

(b)	compliance by Related Parties: where that Party’s Related Parties have been made fully aware of the Party’s confidentiality obligations under this agreement and where each of them agrees in writing to comply with those obligations.

The Parties agree that they will be wholly responsible for all acts and omissions of their Related Parties concerning any Confidential Information disclosed to them.

CONTRIBUTION AND EXCHANGE AGREEMENT | STATER BLOCKCHAIN | LONG BLOCKCHAIN

7.3	Limits on obligations

A Party will not have to observe any duty of confidentiality concerning Confidential Information that:

(a)	prior written consent: the other Party gives its prior written consent to the disclosure of;

(b)	required by law: is required to be disclosed by law or any legislative or regulatory authority, including any disclosure required under the Exchange Act, the Securities Act or the rules and regulations promulgated thereunder by the SEC;

(c)	listing rules and continuous disclosure: is required to be disclosed or announced in accordance with the listing rules or continuous disclosure rules of any recognised securities exchange, including (for the avoidance of doubt) under the NASDAQ Listing Rules;

(d)	necessary for performance: is necessary to be disclosed to enable a Party to perform its obligations under this agreement; or

(e)	information in the public domain: at the time of disclosure is in, or subsequently enters, the public domain otherwise than by breach of any duty of confidentiality under this agreement.

In the case of disclosure pursuant to clause (b) or (c) above, the disclosing Party shall, before such disclosure, notify the other Party of such requirements so that, if applicable, the other Party may seek a protective order or other remedy, and the disclosing Party shall reasonably assist the other Party therewith. If the disclosing Party remains legally compelled to make such disclosure, it shall: (i) only disclose that portion of the confidential information that, in the written opinion of its legal counsel, the disclosing Party is required to disclose, and (ii) if applicable, use reasonable efforts to ensure that such confidential information is afforded confidential treatment.

7.4	Announcement

No Party shall make, or permit any person to make, any public announcement, press release, communication or circular concerning the Parties’ entry into this agreement or the occurrence of Completion without the prior written consent of the other Party, which consent shall not unreasonably be withheld, conditioned or delayed; provided, however, if such public announcement, press release, communication or circular is required by law, a Party may make such release if it promptly provides the other Party with prior notice of such public announcement, press release, communication or circular. The Parties shall consult together on the timing, content and manner of release of any such announcement, press release, communication or circular.

7.5	Enduring effect

The restrictions in this clause 7 will continue to apply after the termination of this agreement.

8.	Notices

8.1	Written notice

All notices and other communications to be given under this agreement must be in writing and be addressed to the Party to whom it is to be sent at the physical address or email address designated by that Party in writing to the other Party.

8.2	Designated addresses

Until any other designation is given under clause 8.1, the physical address and email address of each Party is as follows:

Stater Blockchain Limited

Address: 25 Ti Point Road, Leigh, 0985, New Zealand.

Attention: Tim Connell

Email: tconnell@staterholdings.com

Copy to: Nick Kovacevich, Wynn Williams, at nick.kovacevich@wynnwilliams.co.nz

CONTRIBUTION AND EXCHANGE AGREEMENT | STATER BLOCKCHAIN | LONG BLOCKCHAIN

Long Blockchain Corp.

Address: 12-1 Dubon Court, Farmingdale, New York, 11735, United States of America.

Attention: Shamyl Malik

Email: shamyl.malik@longblockchain.com

Copy to: Jeffrey M. Gallant, Graubard Miller, at jgallant@graubard.com.

8.3	Deemed delivery

Any notice or communication given under this agreement shall be deemed to have been received:

(a)	by hand: if delivered by hand, at the time of delivery;

(b)	by post in New Zealand: if sent by post or courier within New Zealand, three Business Days after the date of mailing;

(c)	by post from overseas: if posted, couriered or delivered from overseas, 10 Business Days after the date of mailing; or

(d)	by email: if sent by email, on the date and time at which it enters the recipient’s information system, as evidenced (if required by a recipient, where delivery is disputed) in a confirmation of delivery report from the sender’s information system which indicates that the email was sent to the email address of the recipient.

8.4	Delivery after hours or on non-Business Days

Any notice or communication received or deemed received after 5.00pm or on a day which is not a Business Day in the place to which it is delivered, posted or sent will be deemed not to have been received until the next Business Day in that place.

9.	General Provisions

9.1	Entire agreement

This agreement constitutes the entire agreement and understanding of the Parties relating to the matters dealt with in this agreement and supersedes and extinguishes any previous agreement (whether oral or written) between the Parties in relation to such matters. Nothing in this clause 9.1 operates to limit or exclude any liability for fraud.

9.2	Further assurances

Each Party shall, at its own expense, promptly sign and deliver any documents, and do all things, which are reasonably required to give full effect to the provisions of this agreement.

9.3	No merger

The obligations, warranties and representations of the Parties under this agreement, to the extent not already performed by Completion, will not merge on Completion or on the execution or delivery of any document in connection with this agreement, but will remain enforceable to the fullest extent notwithstanding any rule of law to the contrary.

9.4	No waiver

No Party will be deemed to have waived any right under this agreement unless the waiver is given in writing and signed by that Party. A failure to exercise or delay in exercising any right under this agreement will not operate as a waiver of that right. Any such waiver will not constitute a waiver of any subsequent or continuing right or of any other provision in this agreement.

9.5	Amendments

This agreement may not be amended or varied in any way unless such amendment or variation is made in writing and signed by each Party.

CONTRIBUTION AND EXCHANGE AGREEMENT | STATER BLOCKCHAIN | LONG BLOCKCHAIN

9.6	Assignment

No Party will assign or transfer, or purport to assign or transfer, any of their rights or obligations under this agreement without the prior written consent of the other Party (such consent shall not be unreasonably or arbitrarily withheld or delayed).

9.7	Severability

If any provision of this agreement is found by a court or other competent authority to be void or unenforceable, such provision will be deemed to be deleted from this agreement and the remaining provisions of this agreement will continue in full force and effect.

9.8	Rights and remedies

Unless otherwise expressly provided in this agreement, the rights and remedies set forth in this agreement are in addition to, and not in limitation of, any other rights and remedies under or relating to this agreement (whether at law or in equity), and the exercise of one right or remedy will not be deemed a waiver of any other right or remedy.

9.9	No right of set-off

No Party has a right of set-off, withholding or deduction from or against a payment due to the other Party under this agreement.

9.10	Costs

All costs in connection with the negotiation, preparation, execution and performance of this agreement, and any documents referred to in it, shall be borne by the Party that incurred the costs.

9.11	No third party rights

Nothing in this agreement creates any contractual privity rights or third party beneficiary rights in any third party under Part 2, Subpart 1 of the CCLA.

9.12	Counterparts

This agreement may be signed and delivered in any number of counterparts, including by way of electronic transmission where a Party signs a counterpart and sends it as a PDF to the other Party by email. All such counterparts, when taken together, shall constitute one and the same instrument and, notwithstanding the date of execution, will be deemed to bear the date of this agreement.

9.13	Electronic signatures

A Party may sign this agreement by way of the application of that Party’s electronic signature in accordance with Part 4 of the CCLA.

9.14	Governing law and jurisdiction

This agreement, and any claims arising out of or in connection with it or its subject matter or formation (including non-contractual claims), will be governed by and construed in accordance with the laws of New Zealand and the Parties irrevocably submit to the exclusive jurisdiction of the courts of New Zealand for any matter arising under or relating to this agreement or its subject matter or formation or the relationships established by it (including non-contractual claims).

CONTRIBUTION AND EXCHANGE AGREEMENT | STATER BLOCKCHAIN | LONG BLOCKCHAIN

Signatures

Signed for and on behalf of
Stater Blockchain Limited	/s/ Ramy Soliman
Signature

Ramy Soliman	Chief Executive Officer
Print Name	Position

Signed for and on behalf of
Long Blockchain Corp.	/s/ Shamyl Malik
Signature

Shamyl Malik	Chief Executive Officer
Print Name	Position

CONTRIBUTION AND EXCHANGE AGREEMENT | STATER BLOCKCHAIN | LONG BLOCKCHAIN

Schedule 1 | SBL Warranties

1.	SBL

1.1	Incorporation

SBL is duly incorporated and registered under the Companies Act.

1.2	Liquidation and creditor recovery

None of the following exists, has occurred or is pending or threatened:

(a)	No resolutions passed or court orders made: The passing of a resolution or the making of a court order to liquidate or de-register SBL.

(b)	No appointees: The appointment of a receiver, statutory manager, administrator, liquidator or any similar appointee over the whole or a material part of the SBL Business or SBL Assets.

(c)	Creditor schemes: A scheme, arrangement, compromise or composition for the benefit of the creditors of SBL.

1.3	Subsidiaries

SBL does not own, or have any interest in any shares or have an ownership interest in any other corporation, company, partnership, joint venture, unincorporated organization, trust, association or other entity material to the SBL Business, other than SGML. Except where the context otherwise requires, all references in this schedule 1 to SBL include SGML.

(a)	Incorporation: SGML is duly incorporated and registered under the Companies Act 2006 (UK).

(a)	Capital: SBL owns all the outstanding share capital of SGML, and there are no other interests in SGML issued or outstanding. There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the share capital of SGML or obligating SGML to issue or sell any shares of, or any other interest in, SGML.

2.	Capacity

2.1	Power and authority

SBL has full power and authority to enter into this agreement.

2.2	Authorisation and approvals

All authorisations and approvals that are necessary or required in connection with SBL’s entry into this agreement, and the assumption of rights and obligations under it, have been obtained or effected.

2.3	No breach or default

The execution, delivery and performance of this agreement by SBL does not constitute a breach of any law or obligation and will not cause or result in any default or breach under any other agreement or arrangement by which it is bound and which would prevent SBL from entering into or performing its obligations under this agreement.

3.	Shares

3.1	Share Register

The Share Register is complete and accurate and complies with the requirements of the Companies Act.

CONTRIBUTION AND EXCHANGE AGREEMENT | STATER BLOCKCHAIN | LONG BLOCKCHAIN

3.2	Contribution and Exchange Shares

The Contribution and Exchange Shares to be issued by SBL:

(a)	percentage of capital: will constitute 9.9% of the total SBL Shares issued and outstanding; and

(b)	no Encumbrances: will be free of any Encumbrances, and will be validly issued, fully paid and nonassessable.

3.3	Options, Warrants and Other Rights

There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the share capital of SBL or obligating SBL to issue or sell any shares of, or any other interest in, SBL.

4.	Assets

4.1	Ownership

SBL legally and beneficially owns all of the SBL Assets that are material to the ongoing operation of the SBL Business (other than SBL Assets used or held under licences).

4.2	No other assets required

So far as SBL is aware, the SBL Assets constitute all of the assets that are necessary and sufficient to permit SBL to conduct the operations of the SBL Business following Completion in the same manner as it was operated immediately prior to Completion.

5.	Financial Information

5.1	Accounts

The SBL Accounts:

(a)	basis of preparation: have been properly prepared in accordance with GAAP in New Zealand and on a basis consistent with that ordinarily employed in preparing the SBL Accounts;

(b)	financial position: fairly represent the financial position and the assets and liabilities of SBL as at the date and for the period to which they relate;

(c)	accuracy: do not contain any material inaccuracies or discrepancies, and accurately reflect the revenues, expenses, results of operations and financial performance of the SBL Business and make adequate provision for all liabilities of SBL in all material respects;

(d)	liabilities: do not materially understate any liabilities (whether actual or contingent) or omit any material liabilities for which SBL has incurred in respect of the SBL Business;

(e)	provisions: make proper and adequate provision for all bad and doubtful debts in all material respects, and do not materially overstate the value of current or fixed assets; and

(f)	normalisation: are not affected by any extraordinary, exceptional or non-recurring items or any other factor that would make the financial position and results shown by the SBL Accounts misleading.

5.2	Accounts Receivable

The SBL Accounts Receivable:

(a)	valid: so far as SBL is aware, are valid, existing and collectible in a manner consistent with the SBL’s past practice without resort to legal proceedings or the use of collection agencies;

CONTRIBUTION AND EXCHANGE AGREEMENT | STATER BLOCKCHAIN | LONG BLOCKCHAIN

(b)	monies due: represent monies due for services rendered or products sold in the ordinary course of business; and

(c)	no refund or adjustment: are not subject to any refund or adjustment or any defence, right of set-off, counterclaim, assignment, restriction, security interest or other Encumbrance.

5.3	Accounts Payable

The SBL Accounts Payable relate exclusively to the SBL Business, were properly incurred by the SBL Business in the ordinary course of business and, so far as SBL is aware, are not subject to any dispute.

5.4	Undisclosed Liabilities

SBL has no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise, except (a) those which are adequately reflected or reserved against in the SBL Accounts, and (b) those which have been incurred in the ordinary course of business consistent with past practice since the latest balance sheet date in the SBL Accounts.

6.	Taxes

6.1	Returns

SBL has timely filed all federal, state, local and foreign Returnsvrequired to be filed by SBL with any Tax authority prior to the date hereof, except such Returns that are not material to SBL. All such Returns are true, correct and complete in all material respects. SBL has paid all Taxes shown to be due and payable on such Returns.

6.2	Withholdings

All Taxes that SBL is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

6.3	Compliance

SBL has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against SBL, nor has SBL executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. SBL has complied with all legal requirements with respect to payments made to third parties and the withholding of any payment of withheld Taxes and has timely withheld from employee wages and other payments and timely paid over in full to the proper taxing authorities all amounts required to be so withheld and paid over for all periods.

6.4	Audits

To the knowledge of SBL, no audit or other examination of any Return of the Company by any Tax authority is presently in progress, nor has SBL been notified of any request for such an audit or other examination.

6.5	Adjustments

No adjustment relating to any Returns filed by SBL has been proposed in writing, formally or informally, by any Tax authority to SBL or any representative thereof.

6.6	Accruals

SBL has no liability for any unpaid Taxes which have not been accrued for or reserved on SBL’s balance sheets included in the SBL Accounts, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of SBL in the ordinary course of business.

CONTRIBUTION AND EXCHANGE AGREEMENT | STATER BLOCKCHAIN | LONG BLOCKCHAIN

7.	Business Agreements

7.1	Validity

So far as SBL is aware, except as would not have or be reasonably likely to result in a Material Adverse Effect on SBL, all of the SBL Business Agreements are:

(a)	enforceable: valid, legally binding and enforceable against the parties to them; and

(b)	not subject to termination: not subject to any invalidity, ground for cancellation, avoidance or repudiation.

7.2	Disclosure of SBL Business Agreements

All SBL Business Agreements that are material to the ongoing operation of the SBL Business have been Disclosed.

7.3	No breach or notice of cancellation

Except as would not have or be reasonably likely to result in a Material Adverse Effect on SBL, no party to any SBL Business Agreement:

(a)	breach: is, so far as SBL is aware, in breach of any material provision of any SBL Business Agreement and, so far as SBL is aware, no fact or circumstance exists which might give rise to such a breach; or

(b)	notice of cancelation: has given notice of its intention to cancel, repudiate or disclaim any SBL Business Agreement.

7.4	Material commitments

SBL is not party, in respect of the SBL Business, to any agreement that restricts or prevents that SBL from carrying on the SBL Business in any jurisdiction.

8.	Employees

8.1	Employment Claims

(a)	No Employment Claims: SBL is not involved in, and nor has SBL received any notice of, any SBL Employment Claim concerning any SBL Employee or former SBL Employee which, as at the Completion Date, remains outstanding.

(b)	No potential Employment Claims: So far as SBL is aware, no fact, matter or circumstance exists which is reasonably likely to give rise to an SBL Employment Claim concerning any SBL Employee or former SBL Employee.

8.2	Employment

SBL is the party that employs all of the employees in the SBL Business.

8.3	Records

So far as the SBL is aware, the leave, payroll and employment records of all SBL Employees, including employment agreements, wage and time records, commencement of service records and records as to sick pay, holiday pay, long service leave and other payments to SBL Employees have, to the extent required by law, been fully maintained and are accurate in all material respects.

CONTRIBUTION AND EXCHANGE AGREEMENT | STATER BLOCKCHAIN | LONG BLOCKCHAIN

9.	Intellectual Property

9.1	Ownership of Intellectual Property

SBL is the sole and absolute legal and beneficial owner of, or is fully licensed to use for any purpose in connection with the SBL Business, all of the SBL Intellectual Property free of any Encumbrances.

9.2	Details of Intellectual Property

Details of all SBL Intellectual Property material to the ongoing operation of the SBL Business has been Disclosed.

9.3	Validity and enforceability

So far as SBL is aware:

(a)	validity: all SBL Intellectual Property material to the ongoing operation of the SBL Business is valid and enforceable; and

(b)	adverse affects: there has not been any act or omission which is reasonably likely to adversely affect the validity or enforceability of the SBL Intellectual Property.

9.4	No infringement by third parties

So far as the SBL is aware, there has not been any infringement, or suspected infringement, of any of the SBL Intellectual Property by any third party.

9.5	No infringement of third party rights

So far as the SBL is aware, neither the operation of the SBL Business nor its products or services infringe any intellectual property rights of or obligations of confidence owed to any third party.

9.6	Confidential Information

So far as SBL is aware, there has been no intentional unauthorised disclosure of any confidential know-how, technology or operating procedures material to the operation of the SBL Business or the creation of SBL’s products and/or services.

10.	IT System

10.1	Fully functioning

The SBL IT System is fully functioning, not defective in any material respect and meets the current requirements of the SBL Business.

10.2	Breakdowns

All reasonable steps have been taken to back up the SBL IT System in the event that a break down or significant damage or destruction occurs in relation to all or part of the SBL IT System.

10.3	Viruses and hacking

So far as SBL is aware, the SBL IT System has not been the subject of any hacking or infected with any “viruses” or “worms” (as such terms are commonly understood in the software industry) or other similar harmful, malicious or hidden procedures, routines or mechanisms which would cause the SBL IT System to cease functioning or to have a material adverse effect on the operations of the SBL Business.

10.4	Ransomware

So far as SBL is aware, the SBL IT System has not been subject to any ransomware attack.

CONTRIBUTION AND EXCHANGE AGREEMENT | STATER BLOCKCHAIN | LONG BLOCKCHAIN

10.5	Major failures and breakdowns

The SBL IT System has not suffered any major failure, breakdown or continued substandard performance which has caused a material adverse effect on the SBL Business.

10.6	Licences

SBL has all necessary licences in order to use the SBL IT System for any purpose in connection with the SBL Business, and all such licences are in force and fully paid up.

10.7	Data protection

SBL has complied in all respects with all applicable data protection laws, established all procedures necessary to ensure continued compliance with all applicable data protection laws and satisfied all requests for access to personal data.

11.	Business Records

11.1	Properly maintained and up to date

All of the SBL Business Records:

(a)	prepared and maintained: to the extent required by law and so far as SBL is aware, have been properly and accurately prepared and have at all times been fully, properly and accurately maintained;

(b)	up to date: to the extent required by law and are up to date;

(c)	possession and control: are in the possession of SBL or under its control;

(d)	accurate record: to the extent required by law constitute an accurate record of all matters that ought reasonably to appear in them; and

(e)	inaccuracies: so far as SBL is aware, do not contain any material inaccuracies or discrepancies.

11.2	No notice of incorrect records

No notice has been received or allegation made to SBL that any of the SBL Business Records are incorrect or should be rectified.

12.	Litigation

12.1	No litigation

SBL is not:

(a)	party to proceedings: a party to any litigation, arbitration, mediation or prosecution proceedings; and

(b)	investigations: so far as it is aware, subject to any investigation by any statutory or regulatory body.

12.2	No litigation pending or threatened

No notice has been received that any litigation, prosecution, proceedings or investigation relating to SBL is pending or threatened.

12.3	No circumstances that could give rise to proceedings

So far as SBL is aware, there are no circumstances which might give rise to any litigation, prosecution, proceedings or investigation relating to SBL or the SBL Business.

CONTRIBUTION AND EXCHANGE AGREEMENT | STATER BLOCKCHAIN | LONG BLOCKCHAIN

12.4	Unsatisfied judgments

There are no unsatisfied judgments or awards against SBL.

13.	Insurance

13.1	Cover

Details of the insurance cover held by SBL have been Disclosed.

13.2	Assets insured

All SBL Assets of an insurable nature are insured to the extent that SBL considers, in its reasonable opinion, is commercially desirable to insure against having regard to the nature of the SBL Business.

13.3	No claim outstanding

No claim under any insurance policy taken out in connection with the SBL Business or SBL Assets is outstanding and, so far as SBL is aware, there are no circumstances likely to give rise to such a claim.

13.4	Premiums paid

All premiums payable under the insurance policies taken out in connection with the SBL Business and its SBL Assets have been paid, and, as far as SBL is aware, nothing has been done or omitted which would make any such insurance policy void or voidable.

14.	Compliance with laws

14.1	Compliance

So far as SBL is aware, it has materially complied with all applicable laws in the conduct of the SBL Business.

14.2	Licences

Except as would not have or be reasonably likely to result in a Material Adverse Effect on SBL, all licences, permits and consents that are required to conduct the SBL Business are currently held by SBL, and SBL is not in breach of any term or condition of them.

15.	Regulatory

15.1	LBC Disclosure Documents

SBL has read the LBC Disclosure Documents, including the “Risk Factors” set forth in the Annual Report on Form 10-K, and fully understands the information set forth therein and herein.

15.2	Verification

SBL has been given access to full and complete information regarding LBC as SBL has requested and has utilized such access to SBL’s satisfaction for the purpose of verifying the information included in the LBC Disclosure Documents. SBL has also been given an opportunity to obtain any additional relevant information to the extent reasonably available to LBC. After reading of such information and materials, SBL understands that there is no assurance as to the future performance of LBC.

15.3	Investment risk

SBL is aware that the Contribution and Exchange Shares are a speculative investment that involve a high degree of risk and SBL may suffer the total loss of its investment. SBL has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Contribution and Exchange Shares and has obtained, in SBL’s judgment, sufficient information to evaluate the merits and risks of an investment in the Contribution and Exchange Shares. SBL has not utilized any person as its purchaser representative (as defined in Regulation D) in connection with evaluating such merits and risks and has relied solely upon its own investigation in making a decision to invest in the Contribution and Exchange Shares. SBL has been urged to seek independent advice from its professional advisors relating to the suitability of an investment in the Contribution and Exchange Shares in view of its overall financial needs and with respect to the legal and tax implications of such investment. SBL believes that the investment in the Contribution and Exchange Shares is suitable for it based upon its investment objectives and financial needs, and SBL has adequate means for providing for its current financial needs and contingencies and has no need for liquidity with respect to its investment in the Contribution and Exchange Shares.

CONTRIBUTION AND EXCHANGE AGREEMENT | STATER BLOCKCHAIN | LONG BLOCKCHAIN

15.4	Selling efforts

Neither SBL, its affiliates (as defined in Regulation 501 under the Securities Act), nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts (as defined in Regulation S) with respect to the Contribution and Exchange Shares, and they have complied and will comply with the offering restrictions requirement of Regulation S. Terms defined in Regulation S and used in this clause 15.4 have the meanings given to them by Regulation S.

15.5	Registration of securities

The Contribution and Exchange Shares have not been and will not be registered under the Securities Act, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. SBL has not offered or sold, and will not offer and sell any Contribution and Exchange Shares (a) as part of their distribution at any time and (b) otherwise until six months after the Completion Date, except in accordance with Regulation S, and it has not and will not engage in any hedging transactions involving the Contribution and Exchange Shares unless in compliance with the Securities Act. Terms defined in Regulation S and used in this clause 15.5 have the meanings given to them by Regulation S.

CONTRIBUTION AND EXCHANGE AGREEMENT | STATER BLOCKCHAIN | LONG BLOCKCHAIN

Schedule 2 | LBC Warranties

1.	LBC

1.1	Incorporation

LBC is duly incorporated and registered under the General Corporation Law of the State of Delaware, United States of America.

1.2	Liquidation and creditor recovery

None of the following exists, has occurred or is pending or threatened:

(a)	No resolutions passed or court orders made: The passing of a resolution or the making of a court order to liquidate or de-register LBC.

(b)	No appointees: The appointment of a receiver, statutory manager, administrator, liquidator or any similar appointee over the whole or a material part of the LBC Business or LBC Assets.

(c)	Creditor schemes: A scheme, arrangement, compromise or composition for the benefit of the creditors of LBC.

1.3	Subsidiaries

LBC does not own, or have any interest in any shares or have an ownership interest in any other corporation, company, partnership, joint venture, unincorporated organization, trust, association or other entity material to the LBC Business, other than Long Island Brand Beverages LLC. Except where the context otherwise requires, all references in this Schedule 2 to LBC include Long Island Brand Beverages LLC.

(a)	Formation: Long Island Brand Beverages LLC is duly formed under the Limited Liability Company Act of the State of New York.

(b)	Capital: LBC owns all the outstanding interests of Long Island Brand Beverages LLC. There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the interests of Long Island Brand Beverages LLC or obligating Long Island Brand Beverages LLC to issue or sell any interests in Long Island Brand Beverages LLC.

2.	Capacity

2.1	Power and authority

LBC has full power and authority to enter into this agreement.

2.2	Authorisation and approvals

All authorisations and approvals that are necessary or required in connection with LBC’s entry into this agreement, and the assumption of rights and obligations under it, have been obtained or effected.

2.3	No breach or default

The execution, delivery and performance of this agreement by LBC does not constitute a breach of any law or obligation and will not cause or result in any default or breach under any other agreement or arrangement by which it is bound and which would prevent LBC from entering into or performing its obligations under this agreement.

CONTRIBUTION AND EXCHANGE AGREEMENT | STATER BLOCKCHAIN | LONG BLOCKCHAIN

3.	Shares

3.1	Register of stockholders

The register of stockholders of LBC is complete and accurate and complies with all applicable law.

3.2	Contribution and Exchange Shares

The Contribution and Exchange Shares to be issued by LBC:

(a)	percentage of capital: will constitute 9.9% of the total LBC Shares issued and outstanding; and

(b)	no Encumbrances: will be free of any Encumbrances, and will be validly issued, fully paid and nonassessable.

3.3	Options, Warrants and Other Rights

Except as Disclosed or as set forth in the LBC Disclosure Documents, there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the share capital of SBL or obligating SBL to issue or sell any shares of, or any other interest in, SBL.

4.	Assets

4.1	Ownership

LBC legally and beneficially owns all of the LBC Assets that are material to the ongoing operation of the LBC Business (other than LBC Assets used or held under licences).

4.2	No other assets required

So far as LBC is aware, the LBC Assets constitute all of the assets that are necessary and sufficient to permit LBC to conduct the operations of the LBC Business following Completion in the same manner as it was operated immediately prior to Completion.

5.	Financial Information

5.1	Accounts

The LBC Accounts:

(a)	basis of preparation: have been properly prepared in accordance with GAAP in the State of Delaware, United States of America and on a basis consistent with that ordinarily employed in preparing the LBC Accounts;

(b)	financial position: fairly represent the financial position and the assets and liabilities of LBC as at the date and for the period to which they relate;

(c)	accuracy: do not contain any material inaccuracies or discrepancies, and accurately reflect the revenues, expenses, results of operations and financial performance of the LBC Business and make adequate provision for all liabilities of LBC in all material respects;

(d)	liabilities: do not materially understate any liabilities (whether actual or contingent) or omit any material liabilities for which LBC has incurred in respect of the LBC Business;

(e)	provisions: make proper and adequate provision for all bad and doubtful debts in all material respects, and do not materially overstate the value of current or fixed assets; and

(f)	normalisation: are not affected by any extraordinary, exceptional or non-recurring items or any other factor that would make the financial position and results shown by the LBC Accounts misleading.

CONTRIBUTION AND EXCHANGE AGREEMENT | STATER BLOCKCHAIN | LONG BLOCKCHAIN

5.2	Accounts Receivable

The LBC Accounts Receivable:

(a)	valid: so far as LBC is aware, are valid, existing and collectible in a manner consistent with LBC’s past practice without resort to legal proceedings or the use of collection agencies;

(b)	monies due: represent monies due for services rendered or products sold in the ordinary course of business; and

(c)	no refund or adjustment: are not subject to any refund or adjustment or any defence, right of set-off, counterclaim, assignment, restriction, security interest or other Encumbrance.

5.3	Accounts Payable

The LBC Accounts Payable relate exclusively to the LBC Business, were properly incurred by the LBC Business in the ordinary course of business and, so far as LBC is aware, are not subject to any dispute.

5.4	Undisclosed Liabilities

Except as Disclosed or as set forth in the LBC Disclosure Documents, LBC has no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise, except (a) those which are adequately reflected or reserved against in the LBC Accounts, and (b) those which have been incurred in the ordinary course of business consistent with past practice since the latest balance sheet date in the LBC Accounts.

6.	Taxes

6.1	Returns

LBC has timely filed all federal, state, local and foreign Returns required to be filed by LBC with any Tax authority prior to the date hereof, except such Returns that are not material to LBC. All such Returns are true, correct and complete in all material respects. LBC has paid all Taxes shown to be due and payable on such Returns.

6.2	Withholdings

All Taxes that LBC is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

6.3	Compliance

LBC has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against LBC, nor has LBC executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. LBC has complied with all legal requirements with respect to payments made to third parties and the withholding of any payment of withheld Taxes and has timely withheld from employee wages and other payments and timely paid over in full to the proper taxing authorities all amounts required to be so withheld and paid over for all periods.

6.4	Audits

To the knowledge of LBC, no audit or other examination of any Return of the Company by any Tax authority is presently in progress, nor has LBC been notified of any request for such an audit or other examination.

CONTRIBUTION AND EXCHANGE AGREEMENT | STATER BLOCKCHAIN | LONG BLOCKCHAIN

6.5	Adjustments

No adjustment relating to any Returns filed by LBC has been proposed in writing, formally or informally, by any Tax authority to LBC or any representative thereof.

6.6	Accruals
LBC has no liability for any unpaid Taxes which have not been accrued for or reserved on LBC’s balance sheets included in the LBC Accounts, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of LBC in the ordinary course of business.

7.	Business Agreements

7.1	Validity

So far as LBC is aware, except as would not have or be reasonably likely to result in a Material Adverse Effect on LBC, all of the LBC Business Agreements are:

(a)	enforceable: valid, legally binding and enforceable against the parties to them; and

(b)	not subject to termination: not subject to any invalidity, ground for cancellation, avoidance or repudiation.

7.2	Disclosure of LBC Business Agreements

All LBC Business Agreements that are material to the ongoing operation of the LBC Business have been Disclosed or are set forth in the LBC Disclosure Documents.

7.3	No breach or notice of cancellation

Except as would not have or be reasonably likely to result in a Material Adverse Effect on LBC, no party to any LBC Business Agreement:

(a)	breach: is, so far as LBC is aware, in breach of any material provision of any LBC Business Agreement and, so far as LBC is aware, no fact or circumstance exists which might give rise to such a breach; or

(b)	notice of cancelation: has given notice of its intention to cancel, repudiate or disclaim any LBC Business Agreement.

7.4	Material commitments

LBC is not party, in respect of the LBC Business, to any agreement that restricts or prevents that LBC from carrying on the LBC Business in any jurisdiction.

8.	Employees

8.1	Employment Claims

(a)	No Employment Claims: Except as Disclosed or as set forth in the LBC Disclosure Documents, LBC is not involved in, and nor has LBC received any notice of, any LBC Employment Claim concerning any LBC Employee or former LBC Employee which, as at the Completion Date, remains outstanding.

(b)	No potential Employment Claims: So far as LBC is aware, except as Disclosed or as set forth in the LBC Disclosure Documents, no fact, matter or circumstance exists which is reasonably likely to give rise to an LBC Employment Claim concerning any LBC Employee or former LBC Employee.

CONTRIBUTION AND EXCHANGE AGREEMENT | STATER BLOCKCHAIN | LONG BLOCKCHAIN

8.2	Employment

LBC or one of its subsidiaries is the party that employs all of the employees in the LBC Business.

8.3	Records

So far as LBC is aware, the leave, payroll and employment records of all LBC Employees, including employment agreements, wage and time records, commencement of service records and records as to sick pay, holiday pay, long service leave and other payments to LBC Employees have, to the extent required by law, been fully maintained and are accurate in all material respects.

9.	Intellectual Property

9.1	Ownership of Intellectual Property

Except as Disclosed or as set forth in the LBC Disclosure Documents, LBC is the sole and absolute legal and beneficial owner of, or is fully licensed to use for any purpose in connection with the LBC Business, all of the LBC Intellectual Property free of any Encumbrances.

9.2	Details of Intellectual Property

Details of all LBC Intellectual Property material to the ongoing operation of the LBC Business has been Disclosed or are set forth in the LBC Disclosure Documents.

9.3	Validity and enforceability

So far as LBC is aware, except as Disclosed or as set forth in the LBC Disclosure Documents:

(a)	validity: all LBC Intellectual Property material to the ongoing operation of the LBC Business is valid and enforceable; and

(b)	adverse affects: there has not been any act or omission which is reasonably likely to adversely affect the validity or enforceability of the LBC Intellectual Property.

9.4	No infringement by third parties

So far as LBC is aware, there has not been any infringement, or suspected infringement, of any of the LBC Intellectual Property by any third party.

9.5	No infringement of third party rights

So far as LBC is aware, neither the operation of the LBC Business nor its products or services infringe any intellectual property rights of or obligations of confidence owed to any third party.

9.6	Confidential Information

So far as LBC is aware, there has been no intentional unauthorised disclosure of any confidential know-how, technology or operating procedures material to the operation of the LBC Business or the creation of LBC’s products and/or services.

10.	IT System

10.1	Fully functioning

The LBC IT System is fully functioning, not defective in any material respect and meets the current requirements of the LBC Business.

10.2	Breakdowns

All reasonable steps have been taken to back up the LBC IT System in the event that a break down or significant damage or destruction occurs in relation to all or part of the LBC IT System.

10.3	Viruses and hacking

So far as LBC is aware, the LBC IT System has not been the subject of any hacking or infected with any “viruses” or “worms” (as such terms are commonly understood in the software industry) or other similar harmful, malicious or hidden procedures, routines or mechanisms which would cause the LBC IT System to cease functioning or to have a material adverse effect on the operations of the LBC Business.

CONTRIBUTION AND EXCHANGE AGREEMENT | STATER BLOCKCHAIN | LONG BLOCKCHAIN

10.4	Ransomware

So far as LBC is aware, the LBC IT System has not been subject to any ransomware attack.

10.5	Major failures and breakdowns

The LBC IT System has not suffered any major failure, breakdown or continued substandard performance which has caused a material adverse effect on the LBC Business.

10.6	Licences

LBC has all necessary licences in order to use the LBC IT System for any purpose in connection with the LBC Business, and all such licences are in force and fully paid up.

10.7	Data protection

LBC has complied in all respects with all applicable data protection laws, established all procedures necessary to ensure continued compliance with all applicable data protection laws and satisfied all requests for access to personal data.

11.	Business Records

11.1	Properly maintained and up to date

All of the LBC Business Records:

(a)	prepared and maintained: to the extent required by law and so far as LBC is aware, have been properly and accurately prepared and have at all times been fully, properly and accurately maintained;

(b)	up to date: to the extent required by law and are up to date;

(c)	possession and control: are in the possession of LBC or under its control;

(d)	accurate record: to the extent required by law constitute an accurate record of all matters that ought reasonably to appear in them; and

(e)	inaccuracies: so far as LBC is aware, do not contain any material inaccuracies or discrepancies.

11.2	No notice of incorrect records

No notice has been received or allegation made to LBC that any of the LBC Business Records are incorrect or should be rectified.

12.	Litigation

12.1	No litigation

Except as Disclosed or as set forth in the LBC Disclosure Documents, LBC is not:

(a)	party to proceedings: a party to any litigation, arbitration, mediation or prosecution proceedings; or

(b)	investigations: so far as it is aware, subject to any investigation by any statutory or regulatory body.

12.2	No litigation pending or threatened

Except as Disclosed or as set forth in the LBC Disclosure Documents, no notice has been received that any litigation, prosecution, proceedings or investigation relating to LBC is pending or threatened.

CONTRIBUTION AND EXCHANGE AGREEMENT | STATER BLOCKCHAIN | LONG BLOCKCHAIN

12.3	No circumstances that could give rise to proceedings

So far as LBC is aware, except as Disclosed or as set forth in the LBC Disclosure Documents, there are no circumstances which might give rise to any litigation, prosecution, proceedings or investigation relating to LBC or the LBC Business.

12.4	Unsatisfied judgments

There are no unsatisfied judgments or awards against LBC.

13.	Insurance

13.1	Cover

Details of the insurance cover held by LBC has been Disclosed.

13.2	Assets insured

All LBC Assets of an insurable nature are insured to the extent that LBC considers, in its reasonable opinion, is commercially desirable to insure against having regard to the nature of the LBC Business.

13.3	No claim outstanding

No claim under any insurance policy taken out in connection with the LBC Business or LBC Assets is outstanding and, so far as LBC is aware, there are no circumstances likely to give rise to such a claim.

13.4	Premiums paid

All premiums payable under the insurance policies taken out in connection with the LBC Business and its LBC Assets have been paid, and, as far as LBC is aware, nothing has been done or omitted which would make any such insurance policy void or voidable.

14.	Compliance with laws

14.1	Compliance

So far as LBC is aware, it has materially complied with all applicable laws in the conduct of the LBC Business.

14.2	Licences

Except as would not have or be reasonably likely to result in a Material Adverse Effect on LBC, all licences, permits and consents that are required to conduct the LBC Business are currently held by LBC, and LBC is not in breach of any term or condition of them.

15.	Regulatory

15.1	Verification

LBC has been given access to full and complete information regarding SBL as LBC has requested and has utilized such access to LBC’s satisfaction for the purpose of verifying the information Disclosed. LBC has also been given an opportunity to obtain any additional relevant information to the extent reasonably available to SBL. After reading of such information and materials, LBC understands that there is no assurance as to the future performance of SBL.

15.2	Investment risk

LBC is aware that the Contribution and Exchange Shares are a speculative investment that involve a high degree of risk and LBC may suffer the total loss of its investment. LBC has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Contribution and Exchange Shares and has obtained, in LBC’s judgment, sufficient information to evaluate the merits and risks of an investment in the Contribution and Exchange Shares. LBC has not utilized any person as its purchaser representative (as defined in Regulation D) in connection with evaluating such merits and risks and has relied solely upon its own investigation in making a decision to invest in the Contribution and Exchange Shares. LBC has been urged to seek independent advice from its professional advisors relating to the suitability of an investment in the Contribution and Exchange Shares in view of its overall financial needs and with respect to the legal and tax implications of such investment. LBC believes that the investment in the Contribution and Exchange Shares is suitable for it based upon its investment objectives and financial needs, and LBC has adequate means for providing for its current financial needs and contingencies and has no need for liquidity with respect to its investment in the Contribution and Exchange Shares.